Exhibit 99.1

PennyMac Financial Services, Inc. Reports

First Quarter 2022 Results

WESTLAKE VILLAGE, Calif. – May 5, 2022 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $173.6 million for the first quarter of 2022, or $2.94 per share on a diluted basis, on revenue of $657.5 million. Book value per share increased to $62.19 from $60.11 at December 31, 2021.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.20 per share, payable on May 27, 2022, to common stockholders of record as of May 17, 2022.

First Quarter 2022 Highlights

•	Pretax income was $234.5 million, essentially unchanged from the prior quarter and down 54 percent from the first quarter of 2021

o	Repurchased 2.3 million shares of PFSI’s common stock at a cost of $141.4 million; also repurchased an additional 905 thousand shares in April at a cost of $44.0 million

•	Production segment pretax income of $9.3 million, down from $106.5 million in the prior quarter and down from $362.9 million in the first quarter of 2021 due to lower volumes and margins resulting from a transitioning mortgage market

o	Consumer direct interest rate lock commitments (IRLCs) were $9.1 billion in unpaid principal balance (UPB), down 36 percent from the prior quarter and 32 percent from the first quarter of 2021

o	Broker direct IRLCs were $3.5 billion in UPB, down 9 percent from the prior quarter and 38 percent from the first quarter of 2021

o	Government correspondent IRLCs totaled $12.5 billion in UPB, down 20 percent from the prior quarter and 27 percent from the first quarter of 2021

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $33.3 billion in UPB, down 29 percent from the prior quarter and 50 percent from the first quarter of 2021

o	Correspondent acquisitions of conventional loans fulfilled for PMT were $9.8 billion in UPB, down 43 percent from the prior quarter and 71 percent from the first quarter of 2021

•	Servicing segment pretax income was $225.2 million, up from $126.1 million in the prior quarter and $141.7 million in the first quarter of 2021

o	Pretax income excluding valuation-related items was $86.0 million, down 61 percent from the prior quarter primarily driven by decreased EBO loan-related revenue

o	Valuation items included:

–	$324.1 million in mortgage servicing rights (MSR) fair value gains partially offset by $217.9 million in fair value decreases from hedging results

•	Net impact on pretax income related to these items was $106.2 million, or $1.32 in earnings per share

–	$32.9 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $518.8 billion in UPB, up 2 percent from December 31, 2021 and 16 percent from March 31, 2021, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $0.1 million, down from $1.5 million in the prior quarter and from $1.4 million in the first quarter of 2021

o	Net assets under management (AUM) were $2.2 billion, down 6 percent from December 31, 2021, and 5 percent from March 31, 2021

“PFSI reported solid first quarter financial results, producing an annualized return on equity of 20 percent and demonstrating the strength of our balanced business model against a backdrop of rapid and significant increases in mortgage rates,” said Chairman and Chief Executive Officer David Spector. “Our earnings were driven by strong contributions from our large and growing servicing portfolio with 2.2 million customers and nearly $520 billion in unpaid principal balance. However, the unprecedented increase in mortgage rates resulted in lower overall industry origination volumes and left originators and aggregators who still hold excess operational capacity competing for a much smaller population of loans. This transitioning mortgage origination market contributed to the reduced financial performance in our production business.”

Mr. Spector continued, “We remain committed to driving further efficiencies across the platform while actively aligning our expense base with the expected lower levels of activity. As a public company for nearly nine years, PennyMac Financial has a long history of demonstrating success while managing through varying interest rate environments. I believe our scaled and comprehensive platform, including our commitment to enterprise risk management, and new initiatives across our business will enable us to navigate this challenging mortgage market.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended March 31, 2022
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$221,610	$76,849	$298,459	$-	$298,459
Loan origination fees	67,858	-	67,858	-	67,858
Fulfillment fees from PMT	16,754	-	16,754	-	16,754
Net loan servicing fees	-	286,309	286,309	-	286,309
Management fees	-	-	-	8,117	8,117
Net interest expense:
Interest income	30,941	22,941	53,882	-	53,882
Interest expense	27,059	50,248	77,307	-	77,307
	3,882	(27,307)	(23,425)	-	(23,425)
Other	785	616	1,401	2,031	3,432
Total net revenue	310,889	336,467	647,356	10,148	657,504
Expenses	301,619	111,314	412,933	10,051	422,984
Pretax income	$9,270	$225,153	$234,423	$97	$234,520

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $33.3 billion in UPB, $23.5 billion of which was for its own account, and $9.8 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $25.1 billion in UPB, down 25 percent from the prior quarter and 30 percent from the first quarter of 2021.

Production segment pretax income was $9.3 million, down from $106.5 million in the prior quarter and $362.9 million in the first quarter of 2021, and reflect lower volumes and margins as a result of the significant reduction in the size of the overall origination market as mortgage rates rose rapidly over the quarter. Additionally, production expenses and capacity levels remain elevated in relation to production levels given the rapid transition in the market and are actively being managed to better align to the anticipated market size. Production segment revenue totaled $310.9 million, down 27 percent from the prior quarter and 54 percent from the first quarter of 2021. The quarter-over-quarter decrease was driven by a $93.2 million decrease in net gains on loans held for sale primarily driven by the smaller market and lower margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$616,302	$467,141	$463,571
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(9,652)	(12,701)	(14,248)
Provision of liability for representations and warranties, net	(885)	(315)	(6,368)
Cash gain (1)	(54,134)	37,537	818,937
Fair value changes of pipeline, inventory and hedges	(253,172)	8,996	(507,551)
Net gains on mortgage loans held for sale	$298,459	$500,658	$754,341
Net gains on mortgage loans held for sale by segment:
Production	$221,610	$314,826	$515,963
Servicing	$76,849	$185,832	$238,378

(1) Net of cash hedging results

Loan origination fees for the quarter totaled $67.9 million, down 23 percent from the prior quarter and 35 percent from the first quarter of 2021, driven by lower production volumes.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $16.8 million in the first quarter, down 17 percent from the prior quarter and 72 percent from the first quarter of 2021. The decrease from the prior quarter was driven by lower conventional acquisition volumes, partially offset by a higher weighted average fulfillment fee.

Net interest income totaled $3.9 million, down from $4.3 million in the prior quarter. Interest income in the first quarter totaled $30.9 million, down from $40.0 million in the prior quarter, and interest expense totaled $27.1 million, down from $35.7 million in the prior quarter, due to a lower balance of loans held-for-sale during the quarter.

Production segment expenses were $301.6 million, down 6 percent from the prior quarter and 3 percent from the first quarter of 2021. PennyMac Financial is actively aligning its capacity and related expenses to the smaller projected origination market size that is expected to result from rising mortgage rates.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $225.2 million, up from $126.1 million in the prior quarter and $141.7 million in the first quarter of 2021. Servicing segment net revenues totaled $336.5 million, up from $255.7 million in the prior quarter and $262.2 million in the first quarter of 2021. The quarter-over-quarter increase was primarily driven by a $191.6 million increase in net loan servicing fees partially offset by a $109.0 million reduction in gains on loans held for sale related to EBO activity.

Revenue from net loan servicing fees totaled $286.3 million, up from $94.7 million in the prior quarter primarily driven by net valuation related gains. Revenue from loan servicing fees included $291.3 million in servicing fees, reduced by $111.2 million from the realization of MSR cash flows. Net valuation-related gains totaled $106.2 million, and included MSR fair value gains of $324.1 million and hedging losses of $217.9 million primarily driven by increasing interest rates during the period.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands)
Loan servicing fees (1)	$291,258	$287,888	$259,445
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(111,155)	(97,025)	(82,663)
Change in fair value inputs	324,066	(58,407)	306,126
Change in fair value of excess servicing spread financing	-	-	(1,037)
Hedging losses	(217,860)	(37,723)	(442,151)
Net change in fair value of MSRs and MSLs	(4,949)	(193,155)	(219,725)
Net loan servicing fees	$286,309	$94,733	$39,720

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $76.8 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or early buy out loans (EBOs). These gains were down from $185.8 million in the prior quarter and $238.4 million in the first quarter of 2021. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization.

Net interest expense totaled $27.3 million, versus net interest expense of $25.2 million in the prior quarter and $17.1 million in the first quarter of 2021. Interest income was $22.9 million, down from $28.9 million in the prior quarter driven by a decrease in average EBO balances held for sale. Interest expense was $50.2 million, down from $54.1 million in the prior quarter driven by a decrease in average balances of financing for EBO loans.

Servicing segment expenses totaled $111.3 million, down 14% from the prior quarter due to a $28.6 million decrease in the reversal of provision for credit losses.

The total servicing portfolio grew to $518.8 billion in UPB at March 31, 2022, an increase of 2 percent from December 31, 2021 and 16 percent from March 31, 2021. PennyMac Financial subservices or conducts special servicing for $222.9 billion in UPB, up slightly from December 31, 2021 and up 18 percent from March 31, 2021. PennyMac Financial’s owned MSR portfolio grew to $295.9 billion in UPB, an increase of 3 percent from December 31, 2021 and 14 percent from March 31, 2021.

The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$268,886,759	$254,524,015	$211,289,054
Acquisitions	21,911,132	23,861,358	36,252,669
	290,797,891	278,385,373	247,541,723
Loans held for sale	5,125,298	9,430,766	12,959,016
	295,923,189	287,816,139	260,500,739
Subserviced for PMT	222,864,324	221,864,120	188,279,019
Total prime servicing	518,787,513	509,680,259	448,779,758
Special servicing - subserviced for PMT	23,047	28,022	45,143
Total loans serviced	$518,810,560	$509,708,281	$448,824,901

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.2 billion as of March 31, 2022, down 6 percent from December 31, 2021 and 6 percent from March 31, 2021.

Pretax income for the Investment Management segment was $0.1 million, down from $1.5 million in the prior quarter and $1.4 million in the first quarter of 2021. Base management fees from PMT were $8.1 million, down from $8.9 million in the prior quarter and $8.4 million in the first quarter of 2021. No performance incentive fees were earned in the periods presented.

The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands)
Management fees:
Base	$8,117	$8,919	$8,449
Performance incentive (adjustment)	-	-	-
Total management fees	$8,117	$8,919	$8,449

Net assets of PennyMac Mortgage Investment Trust	$2,221,938	$2,367,518	$2,357,143

Investment Management segment expenses totaled $10.1 million, up 13 percent from the prior quarter and 22 percent from the first quarter of 2021.

Consolidated Expenses

Total expenses were $423.0 million, down 8 percent from the prior quarter and 4 percent from the first quarter of 2021. The quarter-over-quarter decrease was driven by the lower production and servicing expenses noted above.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com after the market closes on Thursday, May 5, 2022.

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About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 6,000 people across the country. For the twelve months ended March 31, 2022, PennyMac Financial’s production of newly originated loans totaled $201 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of March 31, 2022, PennyMac Financial serviced loans totaling $519 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805) 395-9943	PFSI_IR@pennymac.com
(818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in prevailing interest rates; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands, except share amounts)
ASSETS
Cash	$489,799	$340,069	$441,870
Short-term investments at fair value	78,006	6,873	24,850
Loans held for sale at fair value	5,119,234	9,742,483	13,385,789
Derivative assets	225,071	333,695	530,852
Servicing advances, net	616,874	702,160	550,150
Mortgage servicing rights at fair value	4,707,039	3,878,078	3,268,910
Operating lease right-of-use assets	85,262	89,040	74,795
Investment in PennyMac Mortgage Investment Trust at fair value	1,267	1,300	1,470
Receivable from PennyMac Mortgage Investment Trust	27,722	40,091	68,644
Loans eligible for repurchase	2,721,574	3,026,207	12,312,393
Other	546,054	616,616	638,257
Total assets	$14,617,902	$18,776,612	$31,297,980

LIABILITIES
Assets sold under agreements to repurchase	$3,333,444	$7,292,735	$10,848,477
Mortgage loan participation and sale agreements	494,396	479,845	518,747
Obligations under capital lease	1,396	3,489	10,468
Notes payable secured by mortgage servicing assets	1,298,067	1,297,622	1,296,285
Unsecured senior notes	1,777,132	1,776,219	1,288,198
Derivative liabilities	90,837	22,606	68,557
Mortgage servicing liabilities at fair value	2,564	2,816	46,026
Accounts payable and accrued expenses	371,908	359,413	355,429
Operating lease liabilities	106,316	110,003	96,069
Payable to PennyMac Mortgage Investment Trust	159,468	228,019	164,469
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	30,530	30,530	35,165
Income taxes payable	745,873	685,262	751,855
Liability for loans eligible for repurchase	2,721,574	3,026,207	12,312,393
Liability for losses under representations and warranties	42,794	43,521	38,428
Total liabilities	11,176,299	15,358,287	27,830,566

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 55,341,627, 56,867,202, and 66,961,401 shares, respectively	6	6	7
Additional paid-in capital	-	125,396	762,585
Retained earnings	3,441,597	3,292,923	2,704,822
Total stockholders' equity	3,441,603	3,418,325	3,467,414
Total liabilities and stockholders’ equity	$14,617,902	$18,776,612	$31,297,980

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$298,459	$500,658	$754,341
Loan origination fees	67,858	88,245	104,037
Fulfillment fees from PennyMac Mortgage Investment Trust	16,754	20,150	60,835
Net loan servicing fees:
Loan servicing fees	291,258	287,888	259,445
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	212,911	(155,432)	222,426
Hedging results	(217,860)	(37,723)	(442,151)
Net loan servicing fees	286,309	94,733	39,720
Net interest expense:
Interest income	53,882	68,979	82,081
Interest expense	77,307	89,844	107,713
	(23,425)	(20,865)	(25,632)
Management fees from PennyMac Mortgage Investment Trust	8,117	8,919	8,449
Other	3,432	1,971	2,936
Total net revenue	657,504	693,811	944,686
Expenses
Compensation	245,547	226,723	258,829
Loan origination	75,333	86,789	87,392
Technology	34,786	41,112	33,672
Marketing and advertising	22,403	16,568	6,665
Professional services	20,103	31,734	13,286
Occupancy and equipment	9,469	8,354	9,038
Servicing	(1,246)	31,470	19,183
Other	16,589	16,950	10,613
Total expenses	422,984	459,700	438,678
Income before provision for income taxes	234,520	234,111	506,008
Provision for income taxes	60,927	61,028	129,140
Net income	$173,593	$173,083	$376,868
Earnings per share
Basic	$3.11	$2.97	$5.45
Diluted	$2.94	$2.79	$5.15
Weighted-average common shares outstanding
Basic	55,831	58,247	69,113
Diluted	59,129	61,944	73,117
Dividend declared per share	$0.20	$0.20	$0.20